Exhibit 16.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

Tuesday, December 08, 2009

Office of the Chief Accountant
Securities and Exchange Commission 100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Centracan Incorporated (the "Company") and has never reviewed its financial statement. Effective November 10, 2009, the Company dismissed Seale and Beers, CPAs as its principal accountants. We have read the Company's statements included in its Form 8-K dated November 10, 2009, and agree with such statements contained therein insofar as they relate to our firm. We cannot confirm or deny that the appointment of Li & Company, P.C. was approved the by Board of Directors, or that they were not consulted prior to their appointment as auditors.

Sincerely,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
December 8, 2009

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7492 Fax: (702)253-7501